Exhibit 10.10

THIRD AMENDMENT TO LOAN AGREEMENT

This Third Amendment to Loan Agreement (this “Amendment”) is made this 15th day of December, 2011, by and among METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Lender”), WEST BEACH STREET WATSONVILLE, LLC, a California limited liability company (“WBSW”), WEST GONZALES ROAD OXNARD, LLC, a California limited liability company (“WGRO”), and DALTON LANE WATSONVILLE, LLC, a California limited liability company (“DLW”) (hereafter referred to collectively as “Borrower”), and GLADSTONE LAND CORPORATION, a Maryland corporation as successor to Gladstone Land Corporation, a Delaware corporation (the “Guarantor”) with reference to the following recitals of fact:

A. Lender, WBSW, WGRO and Guarantor are parties to that certain Loan Agreement executed as of December 30, 2010, as amended by that certain First Amendment to Loan Agreement executed as of February 3, 2011 and that certain Second Amendment to Loan Agreement executed as of July 5, 2011 (collectively, the “Loan Agreement”). The Loan Agreement was executed in connection with a loan (the “Loan”) made by Lender to WBSW and WGRO evidenced by that certain note dated December 30, 2010 in the original principal amount of up to $45,200,000, as amended by that certain First Amendment to Promissory Note executed as of February 3, 2011 (collectively, the “Note”). The Note is secured by (i) a Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated December 30, 2010 executed by WBSW for the benefit of Lender (the “Santa Cruz Deed of Trust”), encumbering certain real and personal property in Santa Cruz County, California (the “Santa Cruz Property”) and more particularly described therein, and (ii) a Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated February 3, 2011 executed by WGRO for the benefit of Lender (the “Ventura Deed of Trust”), encumbering certain real and personal property in Ventura County, California (the “Ventura Property”). DLW has assumed and been made a party to the Loan Agreement, the Note, the Santa Cruz Deed of Trust, the Ventura Deed of Trust and all related loan documents. Guarantor has guaranteed the payment and performance of the Loan pursuant to that certain Loan Guaranty Agreement dated as of December 30, 2010 (the “Guaranty”).

B. Borrower have requested the three (3) additional disbursements of the Loan; and Lender has agreed pursuant to the terms and conditions set forth herein.

C. The parties enter into this Amendment to confirm the terms of the additional disbursements.

D. NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

NOW, THEREFORE, in consideration of the foregoing, the undersigned hereby agree that the Loan Agreement is modified as follows:

1.	Any capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

2.	As of the date hereof, Borrower has received three (3) Loan disbursements. The total principal amount disbursed to date is $22,928,000.

3.	The remaining loan availability under the loan is $22,272,000.

4.	The definition of “Subsequent Disbursements” is hereby expanded to permit for three (3) additional disbursements, to be disbursed between the date hereof and December 14, 2012.

5.	The definition of “Future Property” is hereby expanded to permit for the future acquisition of agricultural properties acceptable to Lender. Hereinafter, the definition of “Future Property” shall mean and include, individually and collectively: any new agricultural property and/or properties accepted by Lender as collateral for additional Disbursements.

6.	The definition of “Future Property Owner” is hereby expanded to permit for multiple parties, acceptable to Lender, to acquire Future Property.

7.	Paragraph 5(d)(ii) is hereby revised by replacing the reference to December 14, 2011 with the following: December 14, 2012.

In addition to quarterly payments or other amounts already required to be paid pursuant to the Loan Agreement or other loan documents, Borrower shall pay to Lender, on a quarterly basis, an unused commitment fee (the “Unused Commitment Fee”) in an amount equal to two-tenths of one percent (0.20%) per annum multiplied by the difference of the Loan minus (i) the average daily outstanding principal loan amount due under the Note during the prior quarter. The Unused Commitment Fee shall begin to accrue on January 5, 2012 and shall be due and payable, in arrears, on April 5, 2012, July 5, 2012, October 5, 2012 and January, 2013. The Unused Commitment Fee shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. No Unused Revolving Commitment Fee will be payable for periods after January 5, 2013.

8.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which, when combined, shall constitute one and the same instrument.

9.	Reaffirmation. Except as specifically amended by this Amendment, the Loan Agreement shall remain unmodified and in full force and effect. Borrower and Guarantor hereby reaffirm for the benefit of Lender, each and every of the terms and provisions of the Note, as amended, the Second Amendment and the Loan Agreement, as amended and as originally set forth therein.

IN WITNESS WHEREOF each of the parties has executed and delivered this Agreement as of December 15, 2011.

“Borrower”

WEST BEACH STREET WATSONVILLE, LLC, a California limited liability company

By:	Gladstone Land Limited Partnership, a Delaware limited partnership, its Manager

By:	Gladstone Land Corporation, a Maryland corporation, its General Partner

By:	/s/ David Gladstone
Name:	David Gladstone
Its:	CEO & Chairman

WEST GONZALES ROAD OXNARD, LLC, a California limited liability company

By:	Gladstone Land Limited Partnership, a Delaware limited partnership, its Manager

By:	Gladstone Land Corporation, a Maryland corporation, its General Partner

By:	/s/ David Gladstone
Name:	David Gladstone
Its:	CEO & Chairman

[Signatures continue on following page.]

DALTON LANE WATSONVILLE, LLC, a California limited liability company

By:	Gladstone Land Limited Partnership, a Delaware limited partnership, its Manager

By:	Gladstone Land Corporation, a Maryland corporation, its General Partner

By:	/s/ David Gladstone
Name:	David Gladstone
Its:	CEO & Chairman

“Lender”

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By	/s/ Leon A. Moreno
Printed Name:	Leon A. Moreno
Title:	Director

“Guarantor”

GLADSTONE LAND CORPORATION, a Maryland corporation

By:	/s/ David Gladstone
Name:	David Gladstone
Its:	CEO & Chairman